Exhibit 10.9

EXECUTION VERSION

DSS VESSEL II, LLC

DIAMOND S SHIPPING III LLC

33 Benedict Place

Greenwich, CT 06830

November 27, 2018

NORDEA BANK ABP, NEW YORK BRANCH,

as Administrative Agent

1211 Avenue of Americas,

23rd Floor

New York, NY 10036

and the Lenders listed on Schedule I hereto

Amendment Letter:	US $460,000,000 Senior Secured Credit Facility

Ladies and Gentlemen:

Reference is made to that certain senior secured credit agreement, dated as of June 6, 2016 (as amended by that certain Amendment Letter dated as of September 28, 2018, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for a term loan facility in the aggregate amount of up to US $460,000,000, made by and among, inter alios, (i) DSS Vessel II, LLC, a Marshall Islands limited liability company, as borrower (the “Borrower”), (ii) Diamond S Shipping III LLC, a Marshall Islands limited liability company, as parent guarantor (the “Parent Guarantor”), (iii) the banks, financial institutions and other institutional lenders listed on the signature pages thereof, as lenders (the “Lenders”) and (iv) Nordea Bank Abp, New York Branch (as successor in interest to Nordea Bank Finland Plc, New York Branch), as administrative agent and collateral agent (together with any successor administrative agent and collateral agent appointed pursuant to Section 10 of the Credit Agreement, the “Administrative Agent” or as applicable, the “Collateral Agent”) for the Secured Creditors. Unless otherwise expressly defined herein, terms which are defined in the Credit Agreement have the same meaning when used herein.

DSS Holdings L.P. is in exclusive discussions with Capital Product Partners L.P. (“CPP”), a Marshall Islands limited partnership whose limited partnership interests are listed on the NASDAQ Global Select Market, regarding a transaction pursuant to which Diamond S Shipping, Inc., a company to be incorporated under the laws of the Marshall Islands (“Newco”) will enter into a transaction agreement (the “Transaction Agreement”) on or about November 27, 2018 pursuant to which (A) CPP agrees to (i) contribute CPP’s crude tanker and product tanker assets and existing contracts to Newco, (ii) distribute all of the shares of Newco to CPP’s existing unitholders and (B) Newco agrees to engage in reverse triangular mergers (and be the surviving entity following such mergers) with intermediate holding companies of DSS Holdings L.P. and following such mergers will be renamed Diamond S Shipping Group, Inc., and Diamond S Shipping Group, Inc. and DSS Holdings L.P. existing shareholders to become the controlling shareholders of the merged entity (such transactions as set out in (A) and (B) above collectively referred to as the “Merger”).

In connection with the implementation of the Merger and as a condition precedent to a $360 million senior secured credit facility supporting the Merger, we hereby request that an amendment be made to the Credit Agreement, pursuant to which the amendments set forth below under the heading “Amendments to the Credit Agreement” will be made. Kindly indicate your acceptance and agreement with the foregoing provisions of this Amendment Letter by executing this letter agreement in the space indicated below.

This Amendment Letter shall become effective on the date (the “Second Amendment Effective Date”) when (i) the Required Lenders shall have signed a counterpart hereof and shall have delivered the same to the Administrative Agent, (ii) the Borrower shall have paid each Lender party hereto an amendment fee equal to $25,000, (iii) the Closing (as defined in the Transaction Agreement) shall be deemed to have occurred on the same terms as set forth in the Transaction Agreement, (iv) a Guaranty Agreement in form and substance reasonably acceptable to the Administrative Agent shall be executed and delivered by Newco, pursuant to which Newco will guarantee all the obligations under the Credit Agreement on substantially the same terms as the Parent Guaranty, and (v) Newco shall have provided all documents reasonably required by the

Lenders to satisfy their “know your customer” or similar identification procedures.

Amendments to the Credit Agreement.

Upon the Second Amendment Effective Date, and subject to the occurrence thereof, the Credit Agreement shall be amended to reflect the following:

(a)	Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the following new definitions in appropriate alphabetical order:

““Second Amendment Effective Date” shall have the meaning set forth in the Amendment Letter, dated as of November 27, 2018 by and among the Borrower, the Parent Guarantor, the Ultimate Parent Guarantor, the Administrative Agent and the Lenders Party thereto.”

““Specified Period” shall mean the period from September 28, 2018 until and including the earliest of (i) March 31, 2019, (ii) the day any Restricted Payment pursuant to Section 8.03(d) is made or paid by the Borrower or the Parent Guarantor in accordance with the terms of this Agreement, and (iii) the day any Investment pursuant to Section 8.05(e) or 8.05(g) is made in accordance with the terms of this Agreement.”

““Ultimate Parent Guarantor” shall mean Diamond S Shipping, Inc., a Marshall Islands corporation.”

““Ultimate Parent Guaranty” shall mean the guaranty agreement dated on or prior to the Second Amendment Effective Date by and between the Ultimate Parent Guarantor and the Administrative Agent.”

(b)	Section 1.01 (Defined Terms) of the Credit Agreement shall be amended to delete the definition of “CarVal” in its entirety.

(c)	The definition of “Change of Control” in Section 1.01 (Defined Terms) of the Credit Agreement shall be deleted in its entirety and replaced with the following new language:

““Change of Control” shall be deemed to occur on the date on which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act, as in effect on the Second Amendment Effective Date), other than the Permitted Holders, shall have (i) acquired (directly or indirectly) more than 35% of outstanding Equity Interests or voting rights in the Ultimate Parent Guarantor, or (ii) obtained the power (whether or not exercised) to elect, appoint or remove a majority of the Ultimate Parent Guarantor’s managers or board of directors or similar body or executive committee thereof.”

(d)	The definition of “Credit Party” in Section 1.01 (Defined Terms) of the Credit Agreement shall be deleted in its entirety and replaced with the following new language:

““Credit Parties” shall mean the Borrower and Guarantors and “Credit Party” shall mean any one of them.”

(e)	The definition of “Guarantors” in Section 1.01 (Defined Terms) of the Credit Agreement shall be deleted in its entirety and replaced with the following new language:

““Guarantors” shall mean, collectively, the Ultimate Parent Guarantor, the Parent Guarantor and each Subsidiary Guarantor.”

(f)	The definition of “Guaranties” in Section 1.01 (Defined Terms) of the Credit Agreement shall be deleted in its entirety and replaced with the following new language:

““Guaranties” shall mean, collectively, the Ultimate Parent Guaranty, the Parent Guaranty and the Subsidiaries Guaranty; each thereof individually being a “Guaranty”.”

(g)	The definition of “Leverage Ratio” in Section 1.01 (Defined Terms) of the Credit Agreement shall be deleted in its entirety and replaced with the following new language:

““Leverage Ratio” shall mean, at any date of determination, the ratio of Total Net Debt of the Ultimate Parent Guarantor and its Subsidiaries on such date to Capitalization of the Ultimate Parent Guarantor and its Subsidiaries on such date.”

(h)	The definition of “Permitted Holder” in Section 1.01 (Defined Terms) of the Credit Agreement shall be deleted in its entirety and replaced with the following new language:

““Permitted Holder” shall mean FRC and Ross and its Affiliates.”

(i)	The definition of “Restricted Payment” in Section 1.01 (Defined Terms) of the Credit Agreement shall be deleted in its entirety and replaced with the following new language:

““Restricted Payment” with respect to any Person shall mean any Dividend in respect of the Equity Interests of the Borrower, any Subsidiary Guarantor, the Ultimate Parent Guarantor or the Parent Guarantor.”

(j)	The definition of “Unrestricted Cash and Cash Equivalents” in Section 1.01 (Defined Terms) of the Credit Agreement shall be deleted in its entirety and replaced with the following new language:

““Unrestricted Cash and Cash Equivalents” means cash or Cash Equivalents of the Ultimate Parent Guarantor, the Parent Guarantor, the Borrower or any of its Subsidiaries, that (i) does not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Ultimate Parent Guarantor, the Parent Guarantor, the Borrower or of any such Subsidiary, (ii) are not subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors and (iii) are otherwise generally available for use by the Ultimate Parent Guarantor, the Parent Guarantor, the Borrower or such Subsidiary.”.

(k)	Any references to the Parent Guarantor in Clauses (a), (b), (c), (e), (f), (g) and (j) of Section 7.01 (Information Covenants) of the Credit Agreement and the lead-in to such Section shall be amended to refer to the “Parent Guarantor and the Ultimate Parent Guarantor”.

(l)	Clause (i) of Section 7.08 (End of Fiscal Years; Fiscal Quarter) of the Credit Agreement shall be deleted in its entirety and replaced with the following new language:

“each of the Ultimate Parent Guarantor’s, its and its Subsidiaries’ fiscal years to end on December 31”

(m)	Section 7.13 (Ownership of Subsidiaries and Collateral Vessels) shall be amended to insert the following new language as new clause (d) of such Section

“(d) The Ultimate Parent Guarantor will directly (or indirectly through a Wholly-Owned Subsidiary of the Ultimate Parent Guarantor), own 100% of the Equity Interests in the Parent Guarantor.”

(n)	Section 8 (Negative Covenants) shall be amended to insert the new language “(and with respect to Sections 8.03 and 8.07, the Ultimate Parent Guarantor)” immediately following the text “Borrower” appearing in the lead-in to such Section.

(o)	Section 8.03 (Restricted Payments) of the Credit Agreement shall be deleted in its entirety and replaced with the following new language:

“8.03 Restricted Payments.

(a)          The Parent Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, authorize, declare, pay or make any Restricted Payment, unless (i) the unaudited Consolidated financial statements of the Parent Guarantor for the then fiscal quarter shall be provided to the Administrative Agent; and (ii) no Event of Default (and, solely with respect to Section 8.07(d), no Default) has occurred and is continuing or would occur as a consequence of the declaration or payment of a dividend or other payment contemplated in this Section 8.03; provided that dividends relating to any fiscal year must be paid on or prior to the date which is 6 months after the last day of such fiscal year, provided however that the Restricted Payments contemplated in sub-paragraph (a) hereof shall not apply to any such declaration or payment of any Restricted Payment by any of the Parent Guarantor, the Borrower or any Subsidiary thereof to the Ultimate Parent Guarantor.

(b)          The Ultimate Parent Guarantor will not authorize, declare, pay or make any Restricted Payment, unless at the time of declaration and at the time of payment (x) no Event of Default has occurred and is continuing or would occur as a consequence of the declaration or payment of a dividend or other payment and (y) the Restricted Payments payable in any fiscal quarter do not exceed 50% of the Consolidated Net Income of the Ultimate Parent Guarantor and its Subsidiaries for such fiscal quarter (adjusted for extraordinary losses and extraordinary gains).”.

(p)	Clauses (a), (b) and (c) of Section 8.07 (Financial Covenants) of the Credit Agreement shall be deleted in their entirety and replaced with the following new language:

“(a) Minimum Liquidity: The Ultimate Parent Guarantor, and its Consolidated Subsidiaries (including the Borrower) shall maintain, at all times, commencing on the Second Amendment Effective Date, Unrestricted Cash and Cash Equivalents in an amount no less than the greater of (x) $50,000,000 or (y) an amount equal to 5% of the Consolidated Financial Indebtedness of the Ultimate Parent Guarantor. For the avoidance of doubt, Financial Indebtedness of NT Suez GP LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands, and its Subsidiaries shall be excluded from the calculation of Consolidated Financial Indebtedness of the Ultimate Parent Guarantor.

(b)          Maximum Leverage Ratio. The Ultimate Parent Guarantor and its Consolidated Subsidiaries will not permit the Leverage Ratio to be greater than 0.65 to 1.00 at any time. The Leverage Ratio shall be tested on the last day of any Test Period, commencing with the first Test Period ending after the Second Amendment Effective Date.

(c)          Minimum Working Capital. The Ultimate Parent Guarantor, and its Consolidated Subsidiaries will not permit (a) Current Assets minus (b) Current Liabilities, to be less 1.00 to 1.00 at any time. For purposes of this calculation, (i) “Current Assets” means the amount of the current assets of the Ultimate Parent Guarantor and its Consolidated Subsidiaries as shown in the latest financial statements delivered pursuant to Section 7.01, and (ii) “Current Liabilities” means the amount of the current liabilities of the Ultimate Parent Guarantor and its Consolidated Subsidiaries less the current liabilities maturing within six (6) months of the relevant testing date as shown in the latest financial statements delivered pursuant to Section 7.01.”.

(q)	Clause (d)(ii) of Section 8.07 (Financial Covenants) shall be deleted in its entirety and replaced with the following new language:

“the fair market value of any Additional Collateral to fall below an amount that is equal to or less than (x) 130% or (y) or, at all times during the Specified Period, 140%, of the aggregate outstanding principal amount of the Loans;”.

(r)	Section 9.04 (Default Under Other Agreements) and Section 9.05 (Bankruptcy, etc.) of the Credit Agreement shall be amended to replace each instance of the text “Parent Guarantor or any of its Subsidiaries” with the text “Ultimate Parent Guarantor, the Parent Guarantor or any Subsidiary of the Ultimate Parent Guarantor”.

(s)	Exhibit H to the Credit Agreement (Form of Compliance Certificate) shall be deleted in its entirety and replaced with Exhibit H attached hereto.

Ratification and Reaffirmation.

Each Credit Party hereby ratifies and reaffirms: (a) its Obligations in respect of the Credit Agreement and each of the other Credit Documents to which it is a party and all of the covenants, duties, indebtedness and liabilities under the Credit Agreement and the other Credit Documents to which it is a party and (b) the Liens and security interests created in favor of the Collateral Agent and the Lenders pursuant to each Security Document; which Liens shall continue to secure the Obligations, in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the other Credit Documents.

Miscellaneous Provisions.

In order to induce the Lenders to enter into this Amendment Letter, the Credit Parties hereby represent and warrant that (i) no Default or Event of Default exists on the Second Amendment Effective Date both before and after giving effect to this Amendment Letter and (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date after giving effect to this Amendment Letter, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

This Amendment Letter is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or any other Credit Document or (ii) prejudice any right or rights which any of the Lenders or the Agents now have or may have in the future under or in connection with the Credit Agreement or the Credit Documents.

THIS AMENDMENT LETTER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The following provisions of the Credit Agreement are incorporated herein by reference, mutatis mutandis: Sections 11.01 (Payment of Expenses, etc.), 11.08 (Agreement Binding), 11.10 (Counterparts) and 11.22 (Severability).

From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby. This Amendment Letter shall constitute a “Credit Document” for all purposes under the Credit Agreement and the other Credit Documents.

[Signature pages follow]

Very truly yours,

DSS VESSEL IV LLC, as Borrower

By:	/s/ Florence Ioannou
Name:	Florence Ioannou
Title:	Chief Financial Officer

DIAMOND S SHIPPING II LLC, as Parent Guarantor

By:	/s/ Florence Ioannou
Name:	Florence Ioannou
Title:	Chief Financial

[Signature page to $75m Amendment Letter]

HEROIC GAEA INC.

HEROIC URANUS INC.

HEROIC HERA INC.

HEROIC HERCULES INC.

HEROIC AQUARIUS INC.

HEROIC LEO INC.

HEROIC LIBRA INC.

HEROIC PISCES INC.

HEROIC SAGITTARIUS INC.

HEROIC SCORPIO INC.

HEROIC ANDROMEDA INC.

HEROIC VIRGO INC.

HEROIC PEGASUS INC.

HEROIC RHEA INC.

HEROIC AVENIR INC.

HEROIC BOOTES INC.

HEROIC SERENA INC.

HEROIC CORONA BOREALIS INC.

HEROIC EQUULEUS INC.

HEROIC PERSEUS INC.

HEROIC OCTANS INC.

HEROIC HYDRA INC.

HEROIC LYRA INC.

HEROIC HOLOGIUM INC.

HEROIC SCUTUM INC.

HEROIC TUCANA INC.

HEROIC AURIGA INC.

WHITE HYDRANGEA SHIPPING S.A.

WHITE HOLLY SHIPPING S.A.

WHITE BOXWOOD SHIPPING S.A.,

as Subsidiary Guarantors

By:	/s/ Florence Ioannou
Name:	Florence Ioannou
Title:	Chief Financial Officer

[Signature page to $460m Amendment Letter]

CONSENTED TO AND AGREED this 27th day of November, 2018

NORDEA BANK ABP, NEW YORK BRANCH,

as Administrative Agent, Collateral Agent and Lender

By:	/s/ Christopher G. Spitler
Name.	Christopher G. Spitler
Title:	Senior Vice President

By:	/s/ Helge Leikvang
Name:	Helge Leikvang
Title:	Analyst

[Signature Page to $460m Amendment Letter]

CONSENTED TO AND AGREED this 27th day of November, 2018

SKANDINA VISKA ENSKILDA BANKEN AB (PUBL),

as Lender

By:	/s/ Arne Juell-Skielse
Name:	Arne Juell-Skielse
Title:

By:	/s/ Magnus Arve
Name:	Magnus Arve
Title:

[Signature Page to $460m Amendment Letter]

CONSENTED TO AND AGREED this 27th day of November, 2018

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Lender

By:	/s/ Yannick Le Gourieres
Name:	Yannick Le Gourieres
Title:	Director

By:	/s/ Manon Didier
Name:	Manon Didier
Title:	Senior Associate

CONSENTED TO AND AGREED this 27th day of November, 2018

DNB CAPITAL LLC,

as Lender

By:	/s/ Cathleen Buckley
Name:	Cathleen Buckley
Title:	Senior Vice President

By:	/s/ Sybille Andaur
Name:	Sybille Andaur
Title:	First Vice President

[Signature Page to $460m Amendment Letter]

CONSENTED TO AND AGREED this 26th day of November, 2018

CITIBANK, N.A.,

as Lender

By:	/s/ Thomas Hollahan
Name:	Thomas Hollahan
Title:	Vice President

Schedule I

Lenders

NORDEA BANK ABP,

NEW YORK BRANCH

1211 Avenue of Americas,

23rd Floor

New York, NY 10036

Attn: Shipping, Offshore and Oil Services

Facsimile: +1 212-421-4420

CRÉDIT AGRICOLE CORPORATE AND

INVESTMENT BANK

1301 Avenue of the Americas

New York, NY 10019

Fax: 917-849-6380 / 917-849-5583

Attention: Jerome Duval / Yannick Le Gourieres

Email: NYShipFinance@ca-cib.com /

jerome.duval@ca-cib.com /

yannick.legourieres@ca-cib.com

DVB BANK SE

DVB Transport (US) LLC

Representative Office of DVB Bank SE

609 Fifth Avenue, 5th Floor

New York, New York 10017

Fax: +1 212 858 2673 / +1 212 858 2693

Attention: Jurek Bochner / Christiane Lombardi

Email: Jurek.Bochner@dvbbank.com /

Christiane.Lombardi@dvbbank.com

SIEMENS FINANCIAL SERVICES, INC.

170 Wood Avenue South

Iselin, NJ 08830

Attn: Tom Blaziak / Tena Scott

Fax: (732) 590-2597

E-mail: tom.blaziak@siemens.com /

tena.scott@siemens.com

CITIBANK, N.A.

388 Greenwich Street

New York, NY 10013

Attention: Meghan O’Connor / Caroline

Crumley

Email: Meghan.oconnor@citi.com /

Caroline.crumley@citi.com

NIBC BANK N.V.

Postbus 380

2501 BH, Den Haag

The Netherlands

Attention: Maaike Oterdoom / Frederik de

Haas – van Dorsser

Email: Maaike.Oterdoom@nibc.com /

frederik.van.dorsser@nibc.com

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

KA3, Kungsträdgårdsgatan 8

106 40 Stockholm, Sweden

Attn: Simon Beckman / Anders Petersson

E-mail: simon.beckman@seb.se /

anders.x.petersson@seb.se

DNB CAPITAL LLC

200 Park Avenue, 31st Floor

New York, NY 10166

Fax: 212 681 3900

Attention: Cathleen Buckley / Evan Uhlick

Email: Cathleen.buckley@dnb.no /

Evan.uhlick@dnb.no

Exhibit H

Form of Compliance Certificate

EXHIBIT H

FORM OF COMPLIANCE CERTIFICATE

[Date]

This compliance certificate (this “Certificate”) is delivered to you on behalf of the Company (as hereinafter defined) pursuant to Section 7.01(e) of the Credit Agreement, dated as of June 6, 2016 (as amended, supplemented, restated or modified from time to time, the “Credit Agreement”), among, inter alios, DIAMOND S SHIPPING III LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (the “Parent Guarantor”), DIAMOND S SHIPPING, INC., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), DSS VESSEL II, LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (the “Borrower”), the lenders from time to time party thereto, and Nordea Bank Abp, New York Branch, as Administrative Agent (as successor in interest to Nordea Bank Finland Plc, New York Branch). Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1.          I am an Authorized Officer of the Company.

2.          I have reviewed and am familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as an officer of the Company. The matters set forth herein are true to the best of my knowledge after diligent inquiry.

3.          I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Company during the accounting period covered by the financial statements attached hereto as ANNEX 1(A) (the “Ultimate Parent Guarantor Financial Statements”) and ANNEX 1(B) (the “Parent Guarantor Financial Statements” and, together with the Ultimate Parent Guarantor Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with the requirements of the Credit Agreement.

4.          Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the covenants specified therein. All such computations are true and correct.

[5.          On the date hereof, to my knowledge, no Default or Event of Default has occurred and is continuing.]1

[1]	If any Default or Event of Default exists, include a description thereof, specifying the nature and extent thereof (in reasonable detail).

Exhibit H

[6. On the date hereof, there have been no changes to any of Annexes A through E of the Pledge Agreement since [the Borrowing Date][the date of the previous compliance certificate delivered pursuant to Section 7.01(e) of the Credit Agreement].]2

IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company as of the date first written above.

DIAMOND S SHIPPING, INC.

By
Name:
Title:

[2]	If there have been changes to any of Annex A through E of the Pledge Agreement, include a list in reasonable detail of such changes and whether the Company, the Borrower and the other Credit Parties have taken all actions required to be taken by them pursuant to the Security Documents in connection with such changes.

ANNEX 1(A) to

Compliance Certificate

ULTIMATE PARENT GUARANTOR

CONSOLIDATED FINANCIAL STATEMENTS

ANNEX 1(B) to

Compliance Certificate

PARENT GUARANTOR

CONSOLIDATED FINANCIAL STATEMENTS

COMPLIANCE WORKSHEET

The calculations described herein are as of __________ __, ____ (the “Computation Date”) and pertains to the period from __________ __, ____ to __________ __, ____ (the “Test Period”).

A.	Minimum Liquidity

1.	Unrestricted Cash and Cash Equivalents	$

2.	Is Item 1 equal to or greater than (x) $50,000,000 or (y) an amount equal to 5% of the Consolidated Financial Indebtedness of the Ultimate Parent Guarantor?		YES/NO

B.	Maximum Leverage Ratio

1.	As to the Ultimate Parent Guarantor and its Consolidated Subsidiaries (including the Borrower), Financial Indebtedness as reflected on the Consolidated balance sheet of the Ultimate Parent Guarantor	$

2.	As to the Ultimate Parent Guarantor and its Consolidated Subsidiaries (including the Borrower), all obligations to pay a specific purchase price for goods or services whether or not delivered or accepted (i.e., take or pay and similar obligations which in accordance with GAAP would be shown on the liability side of the balance sheet)	$

3.	As to the Ultimate Parent Guarantor and its Consolidated Subsidiaries (including the Borrower), all net obligations under interest rate swap agreements	$

4.	As to the Ultimate Parent Guarantor and its Consolidated Subsidiaries (including the Borrower), all guarantees of non-consolidated entity obligations; provided, however, that balance sheet accruals for future drydock expenses shall not be classified as Total Debt	$

5.	Total Debt of the Ultimate Parent and its Subsidiaries (aggregate sum of Item 1 through Item 4)	$

6.	Cash and Cash Equivalents	$

7.	Total Net Debt (Item 5 minus Item 6)	$

8.	Member’s equity of the Ultimate Parent Guarantor and its Subsidiaries (including the Borrower) on a consolidated basis determined in accordance with GAAP	$

9.	Capitalization (Item 7 plus Item 8)	$

10.	Ratio of Item 7 to Item 9		[___]:[___]

11.	Is the ratio in Item 10 equal to or less than 0.65 to 1.00?		YES/NO

D.	Minimum Working Capital

1.	Current Assets	$

2.	Current Liabilities	$

3.	Item 1 minus Item 2	$

4.	Is the amount in Item 3 equal to or greater than $0?		YES/NO

E.	Collateral Maintenance

1.	Aggregate outstanding principal amount of Loans on the Computation Date.	$

2.	Aggregate Appraised Value of the Collateral Vessels	$

3.	Additional Collateral	$

4.	Item 2 plus Item 3	$

5.	Is Item 4 equal to or greater than 135% of Item 1?		YES/NO